Exhibit (h)(1)
FORM OF FUND SERVICING AGREEMENT
THIS FUND SERVICING AGREEMENT (the “Agreement”) is made and entered into as of the [ ] day of [ ], 2021, by and between ETF MANAGERS TRUST, a Delaware statutory trust (the “Trust”), U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”), and ETF MANAGERS GROUP, LLC, a Delaware limited liability company (“ETFMG”) solely with respect to Paragraphs 25 and 26 of the Agreement.

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WHEREAS, the parties hereto entered into that certain Amended and Restated Fund Accounting Servicing Agreement, Amended and Restated Fund Administration Servicing Agreement and Amended and Restated Transfer Agent Servicing Agreement, each dated December 19, 2017 (together the “Prior Agreements”) and desire to replace the Prior Agreements in their entirety with the Agreement.
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), is a series trust that consists of multiple series, and is currently comprised of the series listed on Exhibit A attached hereto (each a “Fund” or an “ETF Series”); and
WHEREAS, each Fund issues shares of beneficial interest (“Shares”), and such Shares shall be created and redeemed in bundles called “Creation Units”; and
WHEREAS, the Trust, on behalf of the ETF Series, shall issue for purchase and redeem Shares of each ETF Series only in Creation Units principally in kind or in cash for portfolio securities of the particular ETF Series (“Deposit Securities”), as more fully described in the current prospectus and statement of additional information of a Fund, included in the Trust’s registration statement on Form N-1A; and
WHEREAS, “Authorized Participants” (as defined in Rule 6c-11 under the 1940 Act) that have entered into an agreement with the Fund’s particular Distributor (the “Distributor”), acting on behalf of the Trust, shall be authorized to create and redeem Shares in Creation Units from the Trust; and
WHEREAS, the Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee Cede & Company, will be the registered owner (the “Shareholder”) of all Shares; and
WHEREAS, the Trust wishes to engage Fund Services as its (i) transfer agent, dividend disbursing agent, (ii) fund administrator and (iii) fund accountant pursuant to Schedules I to III attached hereto (as amended from time to time) for each ETF Series.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.Appointment of Fund Services as Transfer Agent
The Trust hereby appoints Fund Services as transfer agent of the Trust on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

The services and duties of Fund Services as transfer agent described in Schedule I attached hereto shall include those duties as are normally and customarily performed by transfer agents in conjunction with such descriptions.
2.Appointment of Fund Services as Administrator
The Trust hereby appoints Fund Services as administrator of the Trust on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services as fund administrator described in Schedule II attached hereto shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder.

3.Appointment of Fund Services as Fund Accountant
The Trust hereby appoints Fund Services as fund accountant of the Trust on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services as fund accountant described in Schedule III attached hereto shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder.

4.Delegation of Duties
Notwithstanding anything contained in this Agreement to the contrary, Fund Services is authorized to delegate any of its obligations hereunder. Except as otherwise provided herein, all fees and expenses incurred in any delegation or sub-contract shall be paid by Fund Services and Fund Services shall remain responsible for the acts and omissions of such other entity as if such acts or omissions were those of Fund Services.
5.Compensation
Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B attached hereto (as amended from time to time). Fund Services shall also be reimbursed for such miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by Fund Services in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the monthly billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify Fund Services in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, and to the extent not paid by ETFMG or another person, amounts owed by the Trust to Fund Services shall only be paid out of the assets and property of the particular Fund involved.

6.Representations and Warranties
A.The Trust hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)    This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(4)    A registration statement under the 1940 Act will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings, if any, will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous private offering of its shares. In the event that the Trust determines to make a continuous public offering of shares, a registration statement under the 1940 Act and the Securities Act of 1933, as amended, will be made and will remain effective during the term of this Agreement, and appropriate state securities law filings, if any, will be made and will continue to be made during the term of this Agreement as necessary to enable the Trust to make a continuous public offering of its shares.

(5)    All records of the Trust provided to Fund Services by the Trust or by a prior service provider of the Trust are accurate and complete and Fund Services is entitled to rely on all such records in the form provided.

B.Fund Services hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)    This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and
(4)    It is a registered transfer agent under the Exchange Act.
6.Standard of Care; Indemnification; Limitation of Liability
a.Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Neither Fund Services nor any of its affiliates or suppliers shall be liable for any error of judgment or mistake of law, fraud or misconduct by the Trust, any Fund, any Fund’s adviser or sub-adviser or any other service provider to the Trust or a Fund, or any employee of the foregoing; or for any loss suffered by the Trust, a Fund or any third party in connection with its duties under this Agreement (other than where such compliance would violate applicable law), including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Fund Services’ control, except a loss arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless Fund Services and its suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that Fund Services or its suppliers may sustain or incur or that may be asserted against Fund Services or its suppliers by any person arising out of or related to (i) any action taken or omitted to be taken by it in performing the services hereunder (ii) in accordance with the foregoing standards, or (iii) in reliance upon any written or oral instruction provided to Fund Services by any duly authorized officer of the Trust, as approved by the Board of Trustees of the Trust, or (iv) the Data (as defined in Schedule II hereto), or any information, service, report, analysis or publication derived therefrom, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this

Agreement. As used in this paragraph, the term “Fund Services” shall include Fund Services’ directors, officers and employees.
Each Fund shall indemnify Fund Services against and save Fund Services harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:
•Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to Fund Services by any third party described above or by or on behalf of a Fund;
•Action or inaction taken or omitted to be taken by Fund Services pursuant to written or oral instructions of the fund or otherwise without negligence or willful misconduct.
•Any action taken or omitted to be taken by Fund Services in good faith in accordance with the advice or opinion of counsel for a Fund or its own counsel;
•Any improper use by a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by Fund Services pursuant to this Agreement.

Fund Services shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by Fund Services as a result of Fund Services’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.

In no case shall any party be liable to any other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services. Fund Services agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Fund Services’ premises and operating capabilities at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Moreover, Fund Services shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement.

Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors at its own expense.

b.In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.
c.The indemnity and defense provisions set forth in this Section 9 shall indefinitely survive the termination and/or assignment of this Agreement.
d.If Fund Services is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity.
e.In conjunction with the tax services provided to each Fund by Fund Services hereunder, Fund Services shall not be deemed to act as an income tax return preparer for any purpose including as such term is defined under Section 7701(a)(36) of the Internal Revenue Code (“IRC”), or any successor thereof. Any information provided by Fund Services to a Fund for income tax reporting purposes with respect to any item of income, gain, loss, or credit will be performed solely in Fund Services’ administrative capacity. Fund Services shall not be required to determine, and shall not take any position with respect to whether, the reasonable belief standard described in Section 6694 of the IRC has been satisfied with respect to any income tax item. Each Fund, and any appointees thereof, shall have the right to inspect the transaction summaries produced and aggregated by Fund Services, and any supporting documents thereto, in connection with the tax reporting services provided to each Fund by Fund Services. Fund Services shall not be liable for the provision or omission of any tax advice with respect to any information provided by Fund Services to a Fund. The tax information provided by Fund Services shall be pertinent to the data and information made available to us, and is neither derived from nor construed as tax advice
6.Notification of Error
The Trust will notify Fund Services of any discrepancy between Fund Services and the Trust, including, but not limited to, failing to account for a security position in the Fund’s portfolio, not later than the latest to occur of: (i) three business days after receipt of any reports rendered by Fund Services to the Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy.
7.Data Necessary to Perform Services
The Trust or its agent shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

8.Proprietary and Confidential Information
A.Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of Fund Services or any of its employees, agents or representatives, and information that was already in the possession of Fund Services prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.
Further, Fund Services will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, Fund Services shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.
B.The Trust agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of Fund Services, all non-public information relative to Fund Services (including, without limitation, information regarding Fund Services’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by Fund Services, which approval shall not be unreasonably withheld and may not be withheld where the Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund Services. Information which has become known to the public through no wrongful act of the Trust or any of its employees, agents or representatives, and information that was already in the possession of the Trust prior to receipt thereof from Fund Services, shall not be subject to this paragraph.
C.Notwithstanding anything herein to the contrary, (i) the Trust shall be permitted to disclose the identity of Fund Services as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) Fund Services shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.
6.Records
Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Fund Services agrees that all such records prepared or maintained by Fund Services relating to the services to be performed by Fund Services hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request. Notwithstanding the foregoing, USBGFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction.
7.    Compliance with Laws
A.The Trust has and retains primary responsibility for all compliance matters relating to the Trust, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Trust relating to its portfolio investments as set forth in its Prospectus and statement of additional information (or similar disclosure documents) included in its registration statement on Form N-1A filed with the SEC. Fund Services’ services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.
B.The Trust shall, as promptly as practicable under the circumstances, notify Fund Services if the investment strategy of any Fund materially changes and deviates from the investment strategy set out in the current prospectus or if it (or any Fund) becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Trust or any Fund or the services provided under this Agreement.
C.If, and to the extent that, the General Data Protection Regulation (EU) 2016/679, as amended (“GDPR”) or the Cayman Islands Data Protection Law, 2017, as amended (“DPL”), are applicable to Fund Services and the Trust the following provisions shall apply:
(a)The parties agree Fund Services is a “Data Processor” under GDPR and DPL, as applicable, in the performance of its services under this the Agreement. Notwithstanding the foregoing, the parties agree Fund Services is a “Data Controller” under GDPR and DPL, as applicable, solely for the purpose of fulfilling its own pre-contractual AML/KYC new fund client onboarding obligations. In either case, the Trust shall ensure that all necessary and appropriate consents, disclosures and notices, including data subject consents, are in place to enable the processing of “Personal Data” (as defined by GDPR and DPL) by Fund Services, the transfer of Personal Data to Fund Services, and the transfer of Personal Data by Fund Services to third countries or regulatory organizations.
(b)The parties further agree the Trust is a “Data Controller” under GDPR and DPL, as applicable. The Trust, either alone or jointly with others, determines or controls the content, use, purpose and means of processing the Personal Data.
(c)Fund Services shall process the Personal Data: (i) in accordance with instructions of the Trust pursuant to this Agreement and any authorized persons list executed pursuant thereto, for the purpose of discharging Fund Services’ obligations under the Agreement; and (ii) when required by law or regulation, or required or requested by any court or regulator (each a “Processing Order”) to which Fund Services is subject. In the event Fund Services receives a request to process Personal Data pursuant to any Processing Order, it shall, to the extent legally permissible and reasonably practicable under the circumstances, notify the Trust prior to processing.
(d)Fund Services shall:
i.ensure that persons handling Personal Data on its behalf are subject to confidentiality obligations similar to those contained in this Agreement;
ii.implement appropriate technical and organizational measures to protect Personal Data including against unauthorized or unlawful processing and against accidental loss, damage or destruction;
iii.only appoint sub-processors with the prior written consent of the Trust (standing instructions or general written authorization are sufficient), and only if the sub-processors provide sufficient guarantees in writing to Fund Services that they have implemented appropriate technical and organizational measures in such a manner that processing will comply with GDPR and DPL, as applicable1;
iv.provide reasonable assistance to the Trust in ensuring their compliance with obligations regarding Personal Data breaches, data protection impact assessments and prior consultation subject to the nature of the processing and the information reasonably available to Fund Services, and inform the Trust of Personal Data breaches without undue delay;
v.at the written direction of the Trust, delete or return all Personal Data to the Trust after the end of the provision of services under the Agreement relating to processing, and delete existing copies of Personal Data unless applicable law or internal data retention or backup procedures require the storage of such Personal Data; and
vi.make available to the Trust all information reasonably necessary to demonstrate compliance with GDPR or DPL, as applicable, and allow for and reasonably cooperate with audits, including inspections, conducted by the Trust or its auditor; and immediately inform the Trust if, in its opinion, the Trust’s instructions regarding this subsection infringes on GDPR or DPL.
(e)Each party shall comply with any other applicable law or regulation which implements GDPR and DPL in relation to the Personal Data. Nothing in the Agreement shall be construed as preventing either party from taking such other steps as are necessary to comply with GDPR, DPL or any other applicable data protection laws.
6.Term of Agreement; Amendment
This Agreement shall become effective as of the date first written above and will continue in effect for a period of five (5) years. This Agreement may be terminated by either party (in whole or with respect to one or more Funds) upon giving 90 days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Subsequent to the end of the five (5) year period, this Agreement continues until one party gives 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by Fund Services and the Trust, and authorized or approved by the Board of Trustees of the Trust.
7.Early Termination
In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to the end of the five year term (in whole or with respect to one or more Funds), the Trust agrees to pay the following fees with respect to the terminating Funds (which shall be solely the responsibility of the terminating Funds):
1 For the avoidance of doubt, Fund Services’ affiliates and third-party software providers will be used as sub-processors under this Agreement, and the Trust hereby authorizes such use.

i.all monthly fees through the life of the Agreement, including repayment of any negotiated discounts, based on the average monthly fee charged by Fund Services to the Fund(s) affected by the termination for the 12-month period prior to such termination (excluding periods prior to the commencement of a Fund’s operations), provided that no such fees shall be paid with respect to any Fund following the acquisition or liquidation of such Fund;
ii.all fees associated with converting services to a successor service provider;
iii.all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
iv.all actual and documented miscellaneous costs associated with a-c above.
6.Duties in the Event of Termination
In the event that, in connection with termination, a successor to any of Fund Services’ duties or responsibilities hereunder is designated by the Trust by written notice to Fund Services, Fund Services will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which Fund Services has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Fund Services’ personnel in the establishment of books, records, and other data by such successor. The Trust shall also pay any fees associated with record retention and/or tax reporting obligations that may not be eliminated due to a conversion to a successor provider. If no such successor is designated, then such books, records and other data shall be returned to the Trust.
7.Assignment
This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund Services, or by Fund Services without the written consent of the Trust accompanied by the authorization or approval of the Trust’s Board of Trustees.
8.Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Securities and Exchange Commission thereunder.
9.No Agency Relationship
Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

10.Services Not Exclusive
Nothing in this Agreement shall limit or restrict Fund Services from providing services to other parties that are similar or identical to some or all of the services provided hereunder.
11.Invalidity
Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.
12.Legal-Related Services
Nothing in this Agreement shall be deemed to appoint Fund Services and its officers, directors and employees as the Fund attorneys, form attorney-client relationships or require the provision of legal advice. No work performed by employees of USBGFS or its affiliates (whether relating to the preparation or filing of regulatory materials, compliance with applicable laws, rules, or regulations, or otherwise) shall constitute legal advice. The Trust acknowledges that employees of USBGFS and its affiliates who are attorneys do not represent the Trust and rely on outside counsel retained by the Trust to review all services provided by Fund Services and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between the Trust and USBGFS (or any employee of USBGFS or its affiliates), any information provided may not be privileged and may be subject to compulsory disclosure, if not otherwise subject to the confidentiality provisions hereunder.
13.Notices
Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:
Notice to Fund Services shall be sent to:
U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
Attn: President
and notice to the Trust shall be sent to:
ETF Managers Trust
30 Maple Street, 2nd Floor
Summit, NJ, 07901
Attn: CEO
Phone: (908) 897-0412
Email: Sam@etfmg.com
Copy to: Matt@etfmg.com

14.No Third Party Rights
Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of any Fund) any legal or equitable right, remedy or claim under or with respect to this Agreement.
15.Multiple Originals
This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.
Controlled Substances-Related Strategies
The Trust and ETFMG acknowledge that, with respect to any Fund that holds itself out as seeking exposure to companies engaged in a business related to the production, utilization, distribution, sale, or research of substances deemed a Schedule I controlled substance under the Comprehensive Drug Abuse Prevention and Control Act of 1970, also known as the Controlled Substances Act (“CSA”) (each such Fund, a “Controlled Substances Fund”), including, without limitation, psilocybin (or related psychedelics or hallucinogens), cannabis, hemp, and cannabidiol (CBD), the Trust or the Adviser will:
•obtain from external counsel a legal opinion that indicates that investments in keeping with the Fund’s principal strategy would not cause the Fund or its shareholders to violate the CSA or the Money Laundering Control Act of 1986 or any state marijuana laws; and
•submit this external legal opinion to Fund Services for appropriate legal review prior to the Fund’s reliance on such opinion in connection with services under this Agreement.
The Trust and the Adviser certify, as it relates to each Controlled Substances Fund, that the Fund’s portfolio:
1.    holds only exchange-traded or OTC derivative based, federally legal securities;
2.    is complying with the policies set forth in its principal investment strategy; and
3.    is operating as described in the legal opinion referenced above.
Further, the Trust and the Adviser certify that they will notify Fund Services promptly of any exceptions to the above items.
Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written above.

ETF MANAGERS TRUST
By:________________________________
Name:_____________________________
Title:______________________________
Date: _____________________________

U.S. BANCORP FUND SERVICES, LLC
By:_______________________________
Name: ____________________________
Title: _____________________________
Date: _____________________________

Schedule I
Transfer Agent Services
I.Core Services
1.Fund Services shall provide the following transfer agent and dividend disbursing agent services to each Fund:

a.Facilitate purchases and redemption of Creation Units;
b.Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Fund;
c.Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;
d.Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares. Fund Services shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares.
e.Prepare and transmit to the Trust and the Trust’s administrator and/or sub-administrator and to any applicable securities exchange (as specified to Fund Services by the Trust) information with respect to purchases and redemptions of Shares;
f.On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to Fund Services and the Trust the number of outstanding Shares;
g.On days that the Trust may accept orders for purchases or redemptions (pursuant to the Authorized Participant Agreement), transmit to Fund Services, the Trust and DTC the amount of Shares purchased on such day;
h.Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;
i.Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;
j.Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;
k.Maintain those books and records of the Trust specified by the Trust and agreed upon by Fund Services;
l.Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such business day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;
m.Receive from the Distributor or from its agent purchase orders from Authorized Participants (as defined in the Authorized Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the NSCC, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Funds;
n.Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Trust’s custodian, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the NSCC, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder for each of the respective Funds; and
o.Confirm the name, U.S. taxpayer identification number and principle place of business of each Authorized Participant.
2.In addition to the services set forth above, Fund Services shall perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder; and obtaining at the request of the Trust from the Shareholder a list of DTC participants holding interests in the Global Certificate.

3.Fund Services shall keep records relating to the services to be performed hereunder, in the form and manner required by applicable laws, rules, and regulations under the 1940 Act and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the “Rules”), all such books and records shall be the property of the Trust, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.
II.Lost Shareholder Due Diligence Searches and Servicing
The Trust hereby acknowledges that Fund Services has an arrangement with an outside vendor to conduct lost shareholder searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Costs associated with such searches will be passed through to the Trust, on behalf of each applicable Fund, as an out-of-pocket expense in accordance with the fee schedule set forth on each applicable Exhibit  attached hereto. If a shareholder remains lost and the shareholder’s account unresolved after completion of the mandatory Rule 17Ad-17 search, the Trust hereby authorizes Fund Services to conduct a more in-depth search in order to locate the lost shareholder before the shareholder’s assets escheat to the applicable state to enter into agreements with vendors to conduct such additional searches, and to charge the costs of such additional searches to the account of the lost shareholder.
IV.    Anti-Money Laundering and Red Flag Identity Theft Prevention Programs
The Trust acknowledges that it has had an opportunity to review, consider and comment upon the written procedures provided by Fund Services describing various tools used by Fund Services which are designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity (collectively, the “Procedures”). Further, the Trust has determined that the Procedures, as part of the Trust’s overall anti-money laundering program and the Red Flag Identity Theft Prevention program, are reasonably designed to prevent the Trust from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provisions of the Fair and Accurate Credit Transactions Act of 2003 and the USA Patriot Act of 2001 and the implementing regulations thereunder (together “AML Rules”).
Based on this determination, the Trust hereby instructs and directs Fund Services to implement the Procedures, as applicable, on the Trust’s behalf, as such may be amended or revised from time to time. It is contemplated that these Procedures will be amended from time to time by t Fund Services and any such amended Procedures will be provided to the Trust. Should the Trust desire that Fund Services perform services not provided for in the Procedures, such additional services and the associated cost must be specifically detailed in the attached fee schedule.
The Trust acknowledges and agrees that although it is directing Fund Services to implement the Procedures on its behalf, Fund Services is implementing the Procedures as a service provider to the Trust and the Trust is and remains ultimately responsible for complying with all applicable laws, rules, and regulations with respect to anti-money laundering, customer identification, identity theft prevention, economic sanctions, and terrorist financing, whether under the AML Rules, or otherwise, such as, the establishment and board adoption of its own formal anti-money laundering program and the designation of its own anti-money laundering officer, as applicable.
The Trust further acknowledges and agrees that certain portions of the Procedures are applicable to certain products, entities, structures, or geographies and, accordingly, certain portions of the Procedures may not be implemented with respect to the Trust. The Trust has had the opportunity to discuss the Procedures with Fund Services, and the Trust understands and agrees which portions of the Procedures may not be implemented on behalf of the Trust. Without limitation of the foregoing, Fund Services shall not be responsible for providing anti-money laundering or customer identification services with respect to certain intermediary or dealer-controlled customer accounts (i.e., level 0 sub-accounts through the Fund/SERV system operated by the National Securities Clearing Corporation) and other fund client relationships where there is a sub-transfer agency or similar arrangement between the Trust and the intermediary.
The Trust hereby directs, and Fund Services acknowledges, that Fund Services shall (i) permit federal regulators access to such information and records maintained by Fund Services and relating to Fund Services’ implementation of the Procedures, on behalf of the Trust, as they may request, and (ii) permit such federal regulators to inspect Fund Services’ implementation of the Procedures on behalf of the Trust.

Schedule II
Fund Administration Services
I.Core Services
Fund Services shall provide the following administration services to a Fund:
A.General Fund Management:
(1)Act as liaison among Fund service providers, including but not exclusive to Adviser, Sub-Adviser, authorized participants, external legal counsel, accounting and audit firms and external compliance consultants.

(2)Supply:
a.Office facilities (which may be in a Fund Services office or in an affiliate’s office).
b.Non-investment-related statistical and research data as requested.

(3)Coordinate the Trust’s board of trustees’ (the “Board of Trustees” or the “Trustees”) communications, such as:
a.Prepare meeting agendas and resolutions, with the assistance of Fund counsel and Adviser in-house counsel.
b.Prepare reports for the Board of Trustees based on financial and administrative data.
c.Assist with the selection of the independent auditor.
d.Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.
e.Prepare minutes of meetings of the Board of Trustees and Fund shareholders.
f.Recommend dividend declarations to the Board of Trustees and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.
g.Attend Board of Trustees meetings and present materials for Trustees’ review at such meetings.

(4)Audits:
a.For the annual Fund audit, prepare appropriate schedules and materials. Provide requested information to the independent auditors, and facilitate the audit process.
b.For SEC, FINRA or other regulatory audits, provide requested information to the SEC or other regulatory agencies and facilitate the audit process.
c.For all audits, provide office facilities, as needed.

(5)Assist with overall operations of the Fund.
(6)Pay Fund expenses upon written authorization from the Trust.
(7)Keep the Trust’s governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to Fund Services by the Trust or its representatives for safe keeping.

B.Compliance:
(1)Regulatory Compliance:
a.Monitor compliance with the 1940 Act requirements, including:
(i)     Asset and diversification tests.
(ii)     Total return and SEC yield calculations.
(iii)     Maintenance of books and records under Rule 31a-3.
(iv)     Code of ethics requirements under Rule 17j-1 for the disinterested Trustees.

b.Monitor Fund's compliance with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”).

c.Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Fund Services’ compliance program as it relates to the Trust, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

d.Monitor applicable regulatory and operational service issues, including exchange listing requirements, and update Board of Trustees periodically.

e.In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBFS will provide the Trust’s Chief Compliance Officer with reasonable access to USBGFS’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving USBGFS that affect or could affect the Trust.

f.Monitor applicable regulatory and operational service issues, including exchange listing requirements, and update Board of Trustees periodically.

g.Monitor compliance with regulatory exemptive relief (as applicable) for ETFs.

(2)SEC Registration and Reporting:
a.Assist Fund counsel in the annual update of the Registration Statement.
b.Prepare and file annual and semiannual shareholder reports, Form N-CEN, Form N-CSR, Form N-PORT filings and Rule 24f-2 notices. As requested by the Trust, prepare and file Form N-PX filings and Form N-LIQUID.
c.Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto.

d.File fidelity bond under Rule 17g-1.
e.Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.
f.Assist Fund counsel in preparation of proxy statements and information statements, as requested by the Trust.
g.Assist Fund counsel with application for exemptive relief, when applicable

(3)IRS Compliance:
a.Monitor the Trust’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation, review of the following:
(i)     Diversification requirements.
(ii)     Qualifying income requirements on a quarterly basis.
(iii)     Distribution requirements.

b.Calculate the required annual excise distribution amounts for the review and approval of Fund management and/or its independent accountant.

C.      Financial Reporting:
(1)Provide financial data required by the Prospectus and SAI.
(2)Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and the independent auditor.
(3)Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and in the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, the determination of net asset value and the declaration and payment of dividends and other distributions to shareholders.
(4)Compute total return, expense ratio and portfolio turnover rate of the Fund.
(5)Monitor expense accruals and make adjustments as necessary; notify the Trust’s management of adjustments expected to materially affect the Fund’s expense ratio.
(6)Prepare financial statements, which include, without limitation, the following items:
a.Schedule of Investments.
b.Statement of Assets and Liabilities.
c.Statement of Operations.
d.Statement of Changes in Net Assets.
e.Statement of Cash Flows (if applicable).
f.Financial Highlights.
(7)Pursuant to Rule 31a-1(b)(9) of the 1940 Act, prepare quarterly broker security transaction summaries.

D.     Tax Reporting:
(1)    Prepare for the review of the independent accountants and/or Fund Management the federal and state tax returns including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. Fund Services will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund Management and/or its independent accountant.

(2)    Provide the Fund’s Management and independent accountant with tax reporting information pertaining to the Fund and available to Fund Services as required in a timely manner.

(3)Prepare Fund financial statement tax footnote disclosures for the review and approval of Fund Management and/or its independent accountant.

(4)Prepare and file on behalf of Fund Management Form 1099 MISC Forms for payments to disinterested Directors and other qualifying service providers.

(5)Monitor wash sale losses.
(6)Calculate Qualified Dividend Income (“QDI”) for qualifying Fund Shareholders.

(7)Calculate Dividends Received Deduction (“DRD”) for qualifying corporate Fund Shareholders.

II.License of Data; Warranty; Termination of Rights
A.     USBGFS has entered into agreements with various data service providers (each, a “Data Provider”), including, without limitation, MSCI index data services (“MSCI”), Standard & Poor Financial Services LLC (“S&P”), Morningstar, Broadridge, FTSE, and ICE to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by USBGFS to each Fund. These Data Providers have required USBGFS to include certain provisions regarding the use of the Data in this Agreement attached hereto as Appendix A. The Data is being licensed, not sold, to the Fund. The Trust acknowledges and agrees that certain Data Providers may also require the Trust or one or more Funds to enter into an agreement directly with the Data Provider for the use of that Data Provider’s Data. The provisions in Appendix A shall not have any effect upon the standard of care and liability USBGFS has set forth in Section 6 of this Agreement.
B.     The Trust agrees to indemnify and hold harmless USBGFS, its information providers, and any other third party involved in or related to the making or compiling of the Data, their affiliates and subsidiaries and their respective directors, officers, employees and agents from and against any claims, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and costs, as incurred, arising in and any manner out of the Trust’s or any third party’s use of, or inability to use, the Data or any breach by the Trust of any provision contained in this Agreement regarding the Data. The immediately preceding sentence shall not have any effect upon the standard of care and liability of USBGFS as set forth in Section 6 of this Agreement.
C.    USBGFS has entered into agreements with Bloomberg Finance L.P. (“Bloomberg”) to provide data (the “N-PORT Data”) for use in or in connection with the reporting requirements under the Rule, including preparation and filing of Form N-PORT. In connection with the provision of the N-PORT Data, Bloomberg requires certain provisions to be included in the Agreement.
The Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the N-PORT Data, (b) not extract the N-PORT Data from the view-only portal, (c) not use the N-PORT Data for any purpose independent of complying with the requirements of Rule 30b1-9 (which prohibition shall include, for the avoidance of doubt, use in risk reporting or other systems or processes (e.g., systems or processes made available enterprise-wide for the Trust’s internal use)), (d) permit audits of its use of the N-PORT Data by Bloomberg, its affiliates or, at the Trust’s request, a mutually agreed upon third party auditor (provided that the costs of an audit by a third party shall be borne by the Trust), (e) exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the N-PORT Data (including expressly disclaiming all warranties). The Trust further agrees that Bloomberg shall be a third party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (e).

Appendix A to Schedule II - Fund Administration Services

REQUIRED PROVISIONS OF MSCI, S&P AND FACTSET

•The Trust shall use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party, except as may otherwise be expressly agreed to by the Data Provider.
•The Trust will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).
•The Trust shall will treat the Data as proprietary to the Data Provider. Further, the Trust shall acknowledge that the Data Provider is the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.
•The Trust will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Trust’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.
•The Trust shall reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.
•The Trust shall assume the entire risk of using the Data and shall agree to hold the Data Providers harmless from any claims that may arise in connection with any use of the Data by the Trust.
•The Trust acknowledges that the Data Providers may, in their sole and absolute discretion and at any time, terminate USBGFS’ right to receive and/or use the Data.
•The Trust acknowledges and agrees that the Data Providers are third party beneficiaries of the agreements between the Data Providers and USBGFS with respect to the provision of the Data, entitled to enforce all provisions of such agreement relating to the Data.
•THE DATA IS PROVIDED TO THE TRUST ON AN "AS IS" BASIS. USBGFS, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). USBGFS, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
•THE TRUST ASSUMES THE ENTIRE RISK OF ANY USE THE TRUST MAY MAKE OF THE DATA. IN NO EVENT SHALL USBGFS, ITS INFORMATION PROVIDERS

OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA, BE LIABLE TO THE TRUST, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE TRUST TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF USBGFS, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

Schedule III
Fund Accounting Services
I.Core Services
Fund Services shall provide the following accounting services to the Funds:
A.Portfolio Accounting Services:

(1)Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Fund’s investment adviser.

(2)For each valuation date, obtain prices from a pricing source approved by the board of trustees of the Trust (the “Board of Trustees”) and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

(3)Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)On a daily basis, reconcile portfolio holdings and cash of the Fund with the Fund’s custodian and/or prime brokerage account(s).

(6)Transmit a copy of the portfolio valuation to the Fund’s investment adviser daily.

(7)Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.Expense Accrual and Payment Services:

(1)For each valuation date, monitor the expense accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

(2)Process and record payments for Fund expenses upon receipt of written authorization from the Trust.

(3)Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by Fund Services and the Fund.

(4)Provide expense accrual and payment reporting.

C.Fund Valuation and Financial Reporting Services:

(1)Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Fund’s transfer agent on a timely basis.

(2)Apply equalization accounting as directed by the Trust.

(3)Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(4)Maintain a general ledger and other accounts, books, and financial records for the Fund in a form as agreed upon between the parties.

(5)Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund's current prospectus.

(6)Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

(7)Communicate to the Trust, at an agreed upon time, the per share net asset value for each valuation date.

(8)Prepare monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

(9)Prepare monthly security transactions listings.

D.Tax Accounting Services:

(1)Maintain accounting records for the investment portfolio of the Fund to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

(2)Maintain tax lot detail for the Fund’s investment portfolio.

(3)Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Fund.

(4)Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.Compliance Control Services:

(1)Support reporting to regulatory bodies and support financial statement preparation by making the Fund's accounting records available to the

Fund, the Securities and Exchange Commission (the “SEC”), and the independent accountants.

(2)Maintain accounting records for the Fund as required by the 1940 Act and regulations provided thereunder.

(3)Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

(4)In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), Fund Services will provide the Trust’s Chief Compliance Officer with reasonable access to Fund Services’ fund records relating the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving Fund Services that affect or could affect the Trust.

(5)Cooperate with the Fund’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on the Fund’s financial statements without any qualification as to the scope of their examination.

II.License of Data; Warranty; Termination of Rights
A.The valuation information and evaluations being provided to the Fund by Fund Services pursuant hereto (collectively, the “Data”) are being licensed, not sold, to the Fund. The Fund has a limited license to use the Data only for purposes necessary to valuing the Fund’s assets and reporting to regulatory bodies (the “License”). The Fund does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. The Fund’s right to use the Data cannot be passed to or shared with any other entity.

The Trust acknowledges the proprietary rights that Fund Services and its suppliers have in the Data.

B.THE TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.Fund Services may stop supplying some or all Data to the Fund if Fund Services’ suppliers terminate any agreement to provide Data to Fund Services. Also, Fund

Services may stop supplying some or all Data to the Fund if Fund Services reasonably believes that the Fund is using the Data in violation of the License, or breaching its duties of confidentiality provided for hereunder, or if any of Fund Services’ suppliers demand that the Data be withheld from the Fund. Fund Services will provide notice to the Fund of any termination of provision of Data as soon as reasonably possible.

D.The Trust acknowledges that the Data is intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities. The Trust accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

III.Pricing of Securities
A.For each valuation date, Fund Services shall obtain prices from a pricing source recommended by Fund Services and approved by the Board of Trustees and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, procedures for determining the fair value for such securities.

If the Fund desires to provide a price that varies from the price provided by the pricing source, the Fund shall promptly notify and supply Fund Services with the price of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

B.In the event that the Fund at any time receives Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by Fund Services and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, the Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) the Trust assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by Fund Services and its suppliers in this respect.

C.Fund Services shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, Fund Services and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates.

IV.Changes in Accounting Procedures
Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this Agreement shall be effective upon written notice to Fund Services.

V.Changes in Equipment, Systems, Etc.
Fund Services reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Trust under this Agreement.

Exhibit A to the Fund Services Agreement

Separate Series of ETF Managers Trust

ETFMG Prime Junior Silver Miners ETF
ETFMG Prime Cyber Security ETF
ETFMG Prime Mobile Payments ETF
BlueStar Israel Technology ETF
Etho Climate Leadership U.S. ETF
Wedbush ETFMG Global Cloud Technology ETF
Wedbush ETFMG Video Game Tech ETF
AI Powered Equity ETF
ETFMG Sit Ultra Short ETF
ETFMG Travel Tech ETF
ETFMG Treatments, Testing and Advancements ETF
ETFMG Alternative Harvest
ETFMG U.S. Alternative Harvest ETF
ETFMG 2X Alternative Harvest ETF
ETFMG Prime 2X Daily Junior Silver Miners ETF
ETFMG Prime 2X Daily Inverse Junior Silver Miners ETF
ETFMG 2X Daily Travel Tech ETF
ETFMG 2X Daily Video Game Tech ETF

Exhibit B to the Fund Services Agreement

U.S. Bank Global Fund Services (“GFS”) and U.S. Bank National Association Combined Fee schedule1 for:
Fund Administration
Fund Accounting
Transfer Agent
Custody Services

Annual fee schedule based upon the aggregate net assets of the Trust, as described below.

The following applies to each series of ETF Managers Trust operational during the applicable billing period:

Annual Minimum Per Fund[3]		Basis Points on AUM of the Funds[3]

Per Fund	$

Each month, fees will initially be calculated (the “Initial Amount”) based on the net assets of the series of ETF Managers Trust and the above “Basis Points on AUM of the Funds” schedule. The Initial Amount will be allocated to each fund pro rata based on its month-end net assets (the “Pro Rata Amount”). Each fund will be charged the greater of the fund’s Pro Rata Amount or 1/12 of the “Annual Minimum Per Fund”.

1 This is a combined fee schedule that will cover all services provided by U.S. Bank Global Fund Services (“GFS”) pursuant to the applicable Fund Servicing Agreement, as well as the services provided by U.S. Bank National Association to the Trust pursuant to the Custody Servicing Agreement. Fees with respect to services provided by U.S. Bank National Association to the Trust pursuant to the Securities Lending Agreement are in addition to this fee schedule and as set forth in such agreement, as amended.

Fees are calculated and billed monthly - Extraordinary services quoted separately

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with liquidity risk management and reporting requirements).

3 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Exhibit B (continued) to the Fund Services Agreement
Project Fee Schedule - Regulatory Administration Fund Start-up & Registration Services
Legal Administration Service Proposal – In support of external legal counsel

Drafting SEC exemptive order application for non-transparent ETF(s), multi-manager relief or other requested relief.